Exhibit 23
                                                              ----------

                 CONSENT OF LAZAR, LEVINE & FELIX LLP

             We consent to the incorporation by reference of our report dated December 11, 1997 with respect to the consolidated financial statements and notes thereto of Touchstone Applied
Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 1997 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), and
(ii) the Company's Registration Statement on Form S-8 (SEC File
No. 333-424).



                                 LAZAR, LEVINE & FELIX LLP

New York, New York
January 29, 1998